UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 17, 2024
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As part of its ongoing director succession planning process, on October 17, 2024, the Board of Directors (the “Board”) of WEC Energy Group, Inc. (“WEC Energy”) increased the number of directors constituting the Board from 12 to 14 and elected Warner Baxter and John Lange to fill the vacancies, effective January 1, 2025.

Mr. Baxter’s career spanned more than 28 years at Ameren Corp., which serves electric and natural gas customers in Illinois and Missouri. In November 2023, he retired as executive chairman. He also served as chairman, president and CEO from 2014 to 2021, and previously served as Ameren's president of Ameren Missouri, executive vice president and chief financial officer, and vice president and controller.

Effective April 1, 2024, Mr. Lange retired as global head of the Energy and Industrials Groups for Barclays PLC (“Barclays”), after more than 28 years in investment banking. During his tenure at Barclays, Lange also served on the Investment Banking Management Committee. Before his role at Barclays, Lange led the Global Power M&A Group at Lehman Brothers.

The Board has not yet appointed Messrs. Baxter or Lange to any committees of the Board.

Messrs. Baxter and Lange will be compensated according to WEC Energy’s standard compensation program for non-employee directors as described in its Proxy Statement filed with the Securities and Exchange Commission on March 28, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: October 18, 2024	William J. Guc -- Vice President and Controller
3